UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 18, 2021

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Entry into Antares License Agreement

On October 14, 2021, Lipocine Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Antares Pharma, Inc. ( “Antares”), pursuant to which the Company granted to Antares an exclusive, royalty-bearing, sublicensable right and license to develop and commercialize, upon final approval of TLANDO® from the U.S. Food and Drug Administration (“FDA”), the Company’s TLANDO product with respect to testosterone replacement therapy in males for conditions associated with a deficiency or absence of endogenous testosterone, as indicated in NDA No. 208088, treatment of Klinefelter syndrome, and pediatric indications relating to testosterone replacement therapy in males for conditions associated with a deficiency or absence of endogenous testosterone (the “Field”), in each case within the United States. As previously announced, the FDA granted tentative approval of TLANDO in December 2020. TLANDO will be eligible for final approval upon the expiration of the exclusivity period previously granted to Clarus Therapeutics, Inc. with respect to its drug JATENZO®, which expires on March 27, 2022. The FDA has affirmed the resubmission for final approval will be a Class 1 resubmission which includes a two-month FDA review goal period. The License Agreement also provides Antares with an option, exercisable on or before March 31, 2022, to license TLANDO XR, the Company’s potential once-daily oral product candidate for testosterone replacement therapy. The Company retains development and commercialization rights in the rest of the world, and with respect to applications outside of the Field inside or outside the United States. Antares will also purchase certain existing inventory of licensed products from the Company, subject to testing and acceptance procedures.

Upon execution of the License Agreement, Antares paid to the Company an initial payment of $11 million. Antares will also make additional payments of $5 million to the Company on each of January 1, 2025 and January 1, 2026, provided that certain conditions are satisfied, including that no generic competing product has been commercially launched as of such date. The Company is also eligible to receive milestone payments of up to $160 million in the aggregate, depending on the achievement of certain sales milestones in a single calendar year with respect to all products licensed by Antares under the License Agreement. In addition, upon commercialization, the Company will receive tiered royalty payments at rates ranging from percentages in the mid-teens to up to 20% of net sales of TLANDO in the United States, subject to certain minimum royalty obligations. If Antares exercises its option to license TLANDO XR, the Company will be entitled to an additional payment of $4 million, as well as development milestone payments of up to $35 million in the aggregate and tiered royalty payments at rates ranging from percentages in the mid-teens to 20% of net sales of TLANDO XR in the United States.

Pursuant to the terms of the License Agreement, Antares is generally responsible for expenses relating to the development (including the conduct of any clinical trials) and commercialization of licensed products in the Field in the United States, while the Company is generally responsible for expenses relating to development activities outside of the Field and/or the United States.

The License Agreement will remain in effect until the expiration of the last royalty term under the License Agreement, unless terminated earlier. Following Antares’ exercise of the option to license TLANDO XR or the commercial launch of TLANDO, Antares may generally terminate the License Agreement on a product-by-product basis for convenience upon a certain number of days’ written notice, provided that, with respect to any license by Antares of TLANDO XR, Antares will be required to pay a termination fee if Antares provides notice of termination of the TLANDO XR license before dosing of the first patient in the Phase 3 trial of TLANDO XR. Each party has the right to terminate the License Agreement for the other party’s material breach of its obligations under the License Agreement, subject to cure rights. Either party may terminate the License Agreement if the other party declares bankruptcy. The Company may also terminate the License Agreement upon thirty (30) days’ written notice if Antares, its affiliates, or a sublicensee of Antares challenges the enforceability, validity or scope of any patent rights belonging to the Company, subject to the exceptions set forth in the License Agreement. The Company may also terminate if Antares fails to develop or commercialize TLANDO or, if applicable, TLANDO XR, subject to certain conditions set forth in the License Agreement. Upon termination, any license granted by the Company to Antares will terminate.

The License Agreement includes customary representations and warranties on behalf of the Company and Antares as are customarily found in transactions of this nature, including representations and operative provisions as to the licensed intellectual property, regulatory matters and compliance with applicable laws. The License Agreement also provides for certain mutual indemnities for breaches of representations, warranties and covenants.

The foregoing description of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

The License Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the License Agreement. They are not intended to provide any other factual information about the Company or Antares or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the License Agreement were made only for purposes of the License Agreement and as of specific dates; were solely for the benefit of the parties to the License Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Antares or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the License Agreement, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company or Antares. Accordingly, investors should read the representations and warranties in the License Agreement not in isolation but only in conjunction with the other information about the Company or Antares and their respective subsidiaries that the respective companies include in reports, statements and other filings made with the U.S. Securities and Exchange Commission.

Amendment to Encap Agreement

On October 13, 2021, the Company entered into an amendment (the “Amendment”) to the Commercial Manufacturing Services and Supply Agreement (the “Manufacturing Agreement”) dated March 2, 2016 with MW Encap Ltd. (“Encap”).

The amendment, among things, (i) provides that no later than one hundred and fifty (150) days prior to FDA approval of TLANDO, a twelve-month rolling forecast must be provided to Encap with the first ninety (90) days of such forecast considered a firm order for product within the first six (6) months of executing this amendment, and for each forecast provided following such six-month period the first one hundred and twenty (120) days of such forecast shall be considered a firm order for product, (ii) reduces Encap’s monthly and annual unit capacity requirements, (iii) eliminates any minimum monthly or annual purchase requirement by the Company, (iv) adjusts the current pricing on capsules manufactured by Encap and adds provisions relating to the process for adjusting supply prices for product under the Encap Agreement, including a cap on the aggregate price increase in a given calendar year, (v) revises Encap’s termination rights to provide that Encap may terminate the Encap Agreement only (a) if the Company has breached its payment obligations and failed to cure such breach or (b) without cause upon the provision of written notice with a twenty-four (24) month advance written notice which cannot be provided within the first two years of the FDA approving TLANDO, and (vi) to provide that the Company may assign the Encap Agreement without Encap’s prior written consent.

The foregoing does not purport to be a complete description of the agreement, and is qualified by reference to the full text of such document, which the Company will file in a subsequent filing with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure

On October 18, 2021, the Company issued a press release announcing the License Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release announcing Lipocine and Antares Pharma Enter into U.S. Licensing Agreement to Commercialize TLANDO
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	October 18, 2021	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer